Electro Rent Corporation                FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

 Electro Rent Corporation Reports Higher Revenue and Net Income
   For the Third Quarter and First Nine Months of Fiscal 2005

     VAN NUYS, CALIFORNIA, March 24, 2005 - Electro Rent
Corporation (NASDAQ:ELRC) today announced higher revenue and net income for the third quarter and first nine months of fiscal 2005 compared to the same periods of fiscal 2004.

Third Quarter Results
     For the three months ended February 28, 2005, net income
increased 112% to $6.9 million, or $0.27 per diluted share,
compared to $3.3 million, or $0.13 per diluted share, for the third quarter of fiscal 2004.  Revenue for this year's third quarter increased 22% to $28.8 million from $23.6 million for the same period last year.
     Rental and lease revenue for this year's third quarter
increased 11.2% to $18.9 million from $16.9 million for the third quarter of fiscal 2004.  Equipment sales and other revenues
increased to $9.9 million compared to $6.6 million last year, primarily due to an early lease termination and related buyout transaction by a data products customer.

Nine Month Results
     For the nine months ended February 28, 2005, net income
increased 133% to $18.8 million, or $0.74 per diluted share, which included $1.8 million (pre-tax) related to funds received from a class action lawsuit.  This compares to net income of $8.1 million, or $0.32 per diluted share, for the first nine months of fiscal 2004.  Revenue increased 16% to $81.9 million from $70.4 million for last year's first nine months.
     Operating income for the nine month period in fiscal 2004
was affected by a $2.3 million accrual related to the retirement of a former officer, partly offset by a $1.2 million benefit from the reversal of certain accounts receivable credits.  For the three and nine month periods in fiscal 2005, income taxes were reduced by $0.7 million and $1.4 million, respectively, due to a change in estimated tax liability.

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Electro Rent Corporation Reports Higher Revenue and Net Income
For the Third Quarter and First Nine Months of Fiscal 2005
March 24, 2005
Page Two

Operations Review
     "The improvement in economic conditions continued to have a positive influence on our business in the third quarter, as did the investments we made during the past couple of years to
increase our operating efficiency and improve customer service,"
said Chairman and Chief Executive Officer Daniel Greenberg.
"Return on average equity exceeded 14% for the first nine months of fiscal 2005, compared to just 4.2% for the same period of fiscal 2004, marking the attainment of a key profitability
benchmark for the first time in a number of years.  To support our objectives for long-term growth, we are aggressively pursuing a number of initiatives that we hope will begin to bear fruit for the company in fiscal 2006."
     Greenberg continued, "Although the large early lease
termination and buyout transaction helped us achieve higher
revenue and net income for this year's third quarter, it will reduce future monthly lease revenue by $0.3 million.  Still, rental and lease activity for test and measurement equipment continued to expand at a moderate pace compared to the same
periods a year ago.  Reflecting this growth and the improvement in utilization and pricing associated with it, purchases of new equipment in this year's third quarter continued to grow versus last year's third quarter, as we addressed our customers' current requirements and prepared for emerging opportunities we see on the horizon.  With more of our rental assets productively
employed, there is less equipment available for sale and we
expect equipment sales to decline in importance compared to
recent years."
     Equipment purchases totaled $11.2 million for this year's
third quarter and $45.2 million for the first nine months of fiscal 2005, compared to $9.7 million and $32.9 million for last year's third quarter and first nine months, respectively.  Cash and marketable securities were $82.2 million at February 28, 2005 compared to $82.2 million at May 31, 2004 and $75.0 million at
February 29, 2004.  The book value of Electro Rent's equipment pool rose to $109.0 million at February 28, 2005 compared to
$96.3 million at May 31, 2004 and $86.4 million at February 29,
2004.
     Electro Rent has no debt, and its shareholders' equity at
February 28, 2005 was $189.0 million.

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Electro Rent Corporation Reports Higher Revenue and Net Income
For the Third Quarter and First Nine Months of Fiscal 2005
March 24, 2005
Page Three

About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)
#3831

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (000's omitted except per share data)

                          Three Months Ended   Nine Months Ended
                          Feb. 28,  Feb. 29,   Feb. 28,  Feb. 29,
                           2005       2004      2005      2004
Revenues:
 Rentals and leases       $18,846   $16,943    $59,485   $52,252
 Sales of equipment
  and other revenues        9,936     6,623     22,413    18,172
Total revenues             28,782    23,566     81,898    70,424

Operating expenses:
 Depreciation of rental
  and lease equipment       7,961     7,051     24,452    22,788
 Costs of revenues other
  than depreciation of
  rental and lease
  equipment                 3,732     3,993     10,127    11,245
 Selling, general and
  administrative expenses   7,466     7,453     22,022    25,010
Total operating expenses   19,159    18,497     56,601    59,043

Operating profit            9,623     5,069     25,297    11,381

Interest and
 investment income, net       385       283        947     1,116

Income from
 litigation settlement         --        --      1,758        --

Income before income taxes 10,008     5,352     28,002    12,497
Income taxes                3,063     2,071      9,204     4,429

Net income                $ 6,945   $ 3,281    $18,798   $ 8,068

Earnings per share:
  Basic                   $  0.28   $  0.13    $  0.75   $  0.32
  Diluted                 $  0.27   $  0.13    $  0.74   $  0.32

Shares used in per
 share calculation:
 Basic                     25,011    24,878     24,943    24,858
  Diluted                  25,547    24,977     25,317    24,937

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)(000's omitted)

                                      February 28,     May 31,
                                         2005           2004
ASSETS

  Cash and cash equivalents           $  23,238      $  29,692
  Marketable securities                  59,000         52,475
  Accounts receivable, net               10,424          8,095
  Rental and lease equipment, net       109,028         96,346
  Other property, net                    15,726         16,084
  Other                                   3,474          3,675
          Total assets                $ 220,890      $ 206,367

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable                    $   7,173      $  16,560
  Accrued expenses                        7,811         11,000
  Deferred revenue                        2,724          2,197
  Deferred tax liability                 14,231          7,994
    Total liabilities                    31,939         37,751

Shareholders' equity:
  Common stock                           21,039         19,502
  Retained earnings                     167,912        149,114
    Total shareholders' equity          188,951        168,616
         Total liabilities
          & shareholders' equity      $ 220,890      $ 206,367